UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 10, 2006

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2000 M63 North, Benton Harbor, Michigan		49022-2692
(Address of Principal Executive Offices)		(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 – Costs Associated with Exit or Disposal Activities.

(a)  On May 10, 2006, the registrant announced a series of closures, within its North American organization, of three Maytag manufacturing sites, the former Maytag corporate headquarters, a research and development center in Newton, Iowa, and administrative offices in Illinois, Canada and Mexico.

The registrant currently expects that approximately 4,500 positions will be eliminated as a result of the announced closures.  The registrant’s current timetable for closing facilities is as follows:

•                  The factory in Herrin, Illinois, which manufactures washers and dryers and employs about 1,000, is expected to continue production until the end of 2006.

•                  The factory in Searcy, Arkansas, which manufactures dryers and employs about 700, is expected to continue production until the end of 2006.

•                  The factory in Newton, Iowa, which manufactures washers and dryers and employs about 1,000, is expected to continue production into 2007.

•                  The Newton, Iowa research and development center, and the administrative office of Maytag International, based in Schaumburg, Illinois, are expected to be closed on or prior to the end of 2007.

The registrant expects to consolidate Maytag administrative functions in the United States from Newton, Iowa to Benton Harbor, Michigan and other Whirlpool locations: offices in Canada are expected to be consolidated from Burlington to Mississauga, Ontario, Canada, and Maytag offices in Monterrey, Mexico are expected to be consolidated into the registrant’s offices in Monterrey, Mexico.   These consolidations will occur over a period of time that will conclude on or prior to the end of 2007.

The registrant will support employees affected by the changes with a comprehensive assistance package during the transition period, including severance pay, health benefits continuation, job search assistance, and other benefits. The registrant plans to open negotiations with labor unions in Newton and Herrin for close-out agreements in the future.  Employees in Searcy, a non-union facility, also will receive severance, benefits continuation and job search assistance.

(b)         The registrant’s preliminary estimate of termination and relocation costs resulting from consolidation of Maytag administrative offices and the research and development center is approximately $135-to-$145 million.  Non-employee exit costs associated with laundry facility closings are approximately $30 million.  The registrant is unable to estimate, at this time, the termination costs associated with these laundry manufacturing facility closings.

(c)          The estimated costs for the actions included herein are expected to be approximately $165-to-$175 million, excluding termination costs associated with the manufacturing facility closings which the registrant is unable to estimate at this time.

(d)         The registrant’s estimate of the amount or range of amounts of the charge that will result in future cash expenditures is $165-to-$175 million excluding the termination costs that cannot be estimated at this time.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

99.1         Copy of press release dated May 10, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: May 12, 2006	By:	/s/Robert T. Kenagy
		Name:	Robert T. Kenagy
		Title:	Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 10, 2006